Exhibit 10.2

AMENDMENT TO DEMAND PROMISSORY NOTE

USD $200,000	Seattle, WA January 10, 2014 Amended March 31, 2014

FOR VALUE RECEIVED, the undersigned (“Maker”) promises to pay to the order of J3E2A2Z LP or its assigns (“Holder”), the principal sum of Two Hundred Thousand U.S. Dollars ($200,000), all as hereinafter provided and upon the following terms, agreements, and conditions:

1.         Maturity Date.  No monthly or other installment payments of principal or interest shall be required hereunder.  This Note, originally due March 31, 2014, shall be due and payable in full on June 30, 2014.

2.         Payment.  All payments shall be made to Holder hereof at the following address:

500 Union Street, Suite 420

Seattle, WA 98101

or at such other place as Holder may specify in writing from time to time.  Whenever any payment to be made hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.  The term “business day” as used herein shall mean any day other than a Saturday, Sunday, or public holiday.

3.         Interest. Interest shall accrue at 3% per annum.

4.         Commitment Fee. Maker shall not pay any commitment fee at closing.

5.         Repayment.  This Note shall be paid in accordance with the terms of the Promissory Note between Maker and Holder dated as of the date hereof (the “Note”).

5.         Transferability of Note.  This Note and any of the rights hereunder may be not assigned, by operation of law or otherwise, by Holder without the written consent of Maker.  The Holder or anyone who takes the Note by transfer and who is entitled to receive payments under the Note will be called the “Note Holder.”

6.         Default and Remedy.  If any of the following events, hereinafter called “events of default,” should occur:

(a)       Any failure by Maker to pay in full when due any sums hereunder; or

(b)       Any material breach by Maker of a provision of the Loan Agreement or this Note; or

(c)         Maker shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or substantially all of its properties and assets; (ii) become insolvent (as such term may be defined or interpreted under any applicable statute); or (iii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

Then, in any of such Events of Default, Holder shall send written notice to Maker of such default and allow Maker ten (10) days from the date of such written notice to cure said default in the case of a default under Section 5.1(a) or (b), and thirty (30) days from the date of said written notice to cure said default in the case of a default under Section 5.1(c).  Said written notice shall be personally delivered, sent by a nationally recognized overnight courier service, or sent by registered or certified mail, return receipt requested, to Maker at its address contained in the notice provision contained herein.  In the event Maker fails to cure within the 10-day or 30-day cure period, as applicable, then the Lender shall be entitled to the entire amount of the indebtedness, which amount shall be immediately due and payable without further notice or demand pursuant to the terms of the Note executed herewith.

7.         Fees and Costs.  Maker promises to pay all costs, expenses, and attorneys’ fees incurred by the Holder hereof in the event this Note is referred to an attorney for the collection of the debt, or in any litigation or controversy arising from or connected with the Loan Agreement or this Note in which the Holder hereof prevails.  If a judgment is obtained thereon, such attorneys’ fees, costs, and expenses shall be in such amount as the court shall deem reasonable.

8.         Liability.  Maker hereby waives demand, presentment for payment, protest, and notice of protest and of nonpayment.

9.         Applicable Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to its conflict of law principles for the purpose of applying the laws of another jurisdiction.

10.       Amendment.  No provision of this Note may be modified, amended or waived without the written consent of Maker and Holder hereof.

11.       Binding Effect.  The terms and provisions of this Note shall be binding upon Maker and its successors and assigns, and shall inure to the benefit of Holder and its successors and assigns.

11.       Business Purpose.  The loan evidenced by this Note is for business purposes.

Promissory Note – Page 2

IN WITNESS WHEREOF, the undersigned Maker has caused this instrument to be executed as of the day and year first above written.

MAKER:

VISUALANT, INC.

/s/ Mark Scott

By:  Mark Scott

Its:  Chief Financial Officer

Accepted,

J3E2A2Z LP

By: /s/ Ronald P. Erickson

Ronald P. Erickson

Manager

Promissory Note – Page 3